EXHIBIT 3.04

RESTATED CERTIFICATE OF INCORPORATION

OF

LEHMAN BROTHERS HOLDINGS INC.

Pursuant to Section 245 of the

General Corporation Law of the State of Delaware

The present name of the corporation is Lehman Brothers Holdings Inc. The corporation was incorporated under the name “Shearson/American Express Holdings Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 29, 1983. This Restated Certificate of Incorporation of the corporation only restates and integrates and does not further amend the provisions of the corporation’s existing Restated Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between the provisions of the existing Restated Certificate of Incorporation as heretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The existing Restated Certificate of Incorporation of the corporation is hereby integrated and restated to read in its entirety as follows:

1.               NAME. The name of the corporation is Lehman Brothers Holdings Inc. (the “Corporation”).

2.               ADDRESS. The address of its registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The registered Agent at such address is The Prentice-Hall Corporation System, Inc.

3.               PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

4.               CAPITAL STOCK.

4.1.                Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is one billion two hundred million (1,200,000,000) shares of common stock with one vote per share, $0.10 par value per share (the “Common Stock”), and twenty-four million nine hundred ninety-nine thousand (24,999,000) shares of preferred stock, $1.00 par value per share (the “Preferred Stock”). Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) or any committee thereof established by resolution of the Board of Directors pursuant to the By-Laws prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

Pursuant to the authority conferred by this Article 4 upon the Board of Directors of the Corporation and as such authority was delegated to the Executive Committee of the Board of Directors, the Executive Committee created a series of 575,000 shares of Preferred Stock designated as 5.94% Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 13, 1998, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series C Preferred Stock are set forth in Exhibit A hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article 4 upon the Board of Directors of the Corporation and as such authority was delegated to the Executive Committee of the Board of Directors, the Executive Committee created a series of 46,000 shares of Preferred Stock designated as 5.67% Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on July 22, 1998, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series D Preferred Stock are set forth in Exhibit B hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article 4 upon the Board of Directors of the Corporation and as such authority was delegated to the Executive Committee of the Board of Directors, the Executive Committee created a series of 138,000 shares of Preferred Stock designated as 6.50% Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on August 25, 2003, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series F Preferred Stock are set forth in Exhibit C hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article 4 upon the Board of Directors of the Corporation and as such authority was delegated to the Executive Committee of the Board of Directors, the Executive Committee created a series of 52,000 shares of Preferred Stock designated as Floating Rate Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”) by filing a Certificate of Designations of the Corporation with the Secretary of State on January 30, 2004, and increased the number of Series G Preferred Stock from 52,000 shares to 120,000 shares by filing a Certificate of Increase of the Corporation with the Secretary of State on August 12, 2004, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series G Preferred Stock are set forth in Exhibit D hereto and are incorporated herein by reference.

4.2.                No Preemptive Rights. No shares of the capital stock of the Corporation shall be entitled to preemptive rights.

5.               BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

6.               ELECTION OF DIRECTORS.

6.1.                Number, Election and Term. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. Each director who is serving as a director on the date of this Restated Certificate of Incorporation shall hold office until the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders, and until his successor shall be elected and shall qualify, subject, however, to prior death, disability, resignation, retirement, disqualification or removal from office. At each annual meeting of stockholders after the date of this Restated Certificate of Incorporation, directors elected at such annual meeting shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6.2.                Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, by a sole remaining director or if there are no directors then in office, by the stockholders.

7.               INDEMNIFICATION.

7.1.                Right to Indemnification. The Corporation shall have the power to indemnify to the fullest extent permitted, from time to time, by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding. The Corporation shall have the power to enter into agreements providing any such indemnity.

7.2.                Expenses. The Corporation shall have the power to advance to a director, officer, employee or agent of the Corporation expenses incurred in connection with defending any action, suit or proceeding referred to above or in the By-Laws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7 or as provided in the By-Laws. The Corporation shall have the power to enter into agreements providing for such advancement of expenses.

7.3.                Non-exclusivity. The indemnification and other rights provided for in this Article 7 shall not be exclusive of any provision with respect to indemnification or the payment of expenses in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any other person.

7.4.                Future Changes. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

8.               COMPROMISE OR SETTLEMENT PROPOSALS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9.               ACTION OF STOCKHOLDERS. Any action required or permitted to be taken by the holders of the capital stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

10.         DIRECTORS’ LIABILITY.

10.1.          Limitation of Liability of Directors. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derives an improper personal benefit. If the GCL is amended after the date this Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

10.2.          Future Changes. Neither the amendment nor repeal of this Article 10, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 10 shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision, regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

11.         AMENDMENTS. The affirmative vote of the holders of at least a majority of shares of capital stock entitled to vote, voting together as a single class, shall be required to amend or repeal any provision in this Restated Certificate of Incorporation or adopt any provision inconsistent with any such provision unless a higher percentage is specified herein, in which case such higher percentage will be applicable.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Restated Certificate of Incorporation are true under the penalties of perjury this 10th day of October, 2006.

/s/ Barrett S. DiPaolo
Barrett S. DiPaolo
Vice President

Attest:

/s/ Madeline L. Shapiro
Madeline L. Shapiro
Assistant Secretary

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS

OF THE

5.94% CUMULATIVE PREFERRED STOCK, SERIES C

($500.00 initial liquidation preference per share)

OF

LEHMAN BROTHERS HOLDINGS INC.

1.             Designation and Amount; Fractional Shares. The Executive Committee of the Board of Directors has authorized the issuance of a series of preferred stock shall be designated as the “5.94% Cumulative Preferred Stock, Series C” (the “Series C Preferred Stock”). The Series C Preferred Stock shall be perpetual and the authorized number of shares of Series C Preferred Stock shall be five hundred seventy-five thousand (575,000) shares. The Series C Preferred Stock is issuable in whole shares only.

2.             Dividends. Holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof out of funds of the Corporation legally available for payment, cumulative cash dividends at the rate of 5.94% per annum per share on the initial liquidation preference of $500.00 per share. Dividends on the Series C Preferred Stock shall be payable quarterly, in arrears, on February 28, May 31, August 31 and November 30 of each year, commencing August 31, 1998 (each a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall be or be declared a national or New York State holiday, or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then the Dividend Payment Date shall be the next succeeding day on which such banks shall be open. Dividends on shares of the Series C Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series C Preferred Stock. Accumulated and unpaid dividends shall not bear interest. Dividends shall be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on each record date, which shall be the 15th day immediately preceding each such Dividend Payment Date (each of which dates being a “Dividend Payment Record Date”). Dividends payable on the Series C Preferred Stock for any full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter. Dividends shall cease to accrue on the Series C Preferred Stock on the date of their earlier redemption pursuant to Section 6, unless the Corporation shall default in providing funds for the payment of redemption price on the shares called for redemption pursuant thereto.

If, prior to 18 months after the date of the original issuance of the Series C Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the

“Code”), are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the “Dividends-Received Percentage”), the amount of each dividend payable (if declared) per share of Series C Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the “DRD Formula”), and rounding the result to the nearest cent (with one-half cent rounded up):

1- .35(1-.70)

1- .35(1-DRP)

For the purposes of the DRD Formula, “DRP” means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service (“IRS”) to the effect that such amendment does not apply to a dividend payable on the Series C Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared, the amount of the dividend payable on such Dividend Payment Date will not be increased; instead, additional dividends (the “Post Declaration Date Dividends”) equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividend-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Corporation on such Dividend Payment Date, will be payable (if declared) to holders of Series C Preferred Stock on the Dividend Payment Record Date applicable to the next succeeding Dividend Payment Date or, if the Series C Preferred Stock is called for redemption prior to such Dividend Payment Record Date, to holders of Series C Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on the Series C Preferred Stock, then such amendment will not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amendment or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series C Preferred Stock (each, an “Affected

Dividend Payment Date”), the Corporation will pay (if declared) additional dividends (the “Retroactive Dividends”) to holders of Series C Preferred Stock on the Dividend Payment Record Date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders of Series C Preferred Stock on the Dividend Payment Record Date following the date of enactment) or, if the Series C Preferred Stock is called for redemption prior to such Dividend Payment Record Date, to holders of Series C Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Corporation on each Affected Dividend Payment Date. The Corporation will only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the Series C Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

Notwithstanding the foregoing, no adjustment in the dividends payable by the Corporation shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series C Preferred Stock that reduces the Dividends-Received Percentage.

In the event that the amount of dividends payable per share of the Series C Preferred Stock is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of Series C Preferred Stock.

No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in Section 8 below), with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series C Preferred Stock, dividends for all dividend payment periods of the Series C Preferred Stock ending on or before the Dividend Payment Date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series C Preferred Stock next preceding such Dividend Payment Date, on the other hand.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Series C Preferred Stock have been paid through the most recently completed quarterly dividend period for the Series C Preferred Stock, no dividends (other than in common stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the common stock or on any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends, nor may any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series C Preferred Stock outstanding to the last Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or common stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends.

3.             Liquidation Preference. The shares of Series C Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of common stock and any other stock of the Corporation ranking junior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of common stock or any other such junior stock, an amount equal to the liquidation preference of $500.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series C Preferred Stock to the date of final distribution. The holders of the Series C Preferred Stock shall not be entitled to receive the preferential amounts as aforesaid until the liquidation preference of any other stock of the Corporation ranking senior to the Series C Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the preferential amounts as aforesaid, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock and Series C Preferred Stock shall be insufficient to pay in full the preferential amounts payable thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale, lease, exchange or transfer of all or any part of the Corporation’s assets shall be considered a liquidation, dissolution or winding up of the Corporation.

4.             Conversion. The Series C Preferred Stock is not convertible into, or exchangeable for, other securities or property.

5.             Voting Rights. The Series C Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series C Preferred Stock or on any Parity Preferred Stock shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series C Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set aside for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series C Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause. Any vacancy created thereby may be filled only by the affirmative vote of the holders of shares of Series C Preferred Stock voting separately as a class (together with the holders of shares of Voting Parity Stock). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series C Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

So long as any shares of any Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of such Series C Preferred Stock (i) authorize, create or issue any capital stock of the Corporation ranking, as to dividends or upon liquidation, dissolution or winding up, prior to such Series C Preferred Stock, or reclassify any authorized capital stock of the Corporation into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, or (ii) amend, alter or repeal the certificate of designations for such Series C Preferred Stock, or the Restated Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of such Series C Preferred Stock. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to the shares of Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series C Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6.             Redemption. The shares of Series C Preferred Stock shall not be redeemable prior to May 31, 2008. On and after such date, the Corporation, at its option, may redeem shares of the Series C Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price equal to $500.00 per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

The holders of shares of Series C Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation’s default in payment of the dividend due on such Dividend Payment Date.

If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

If full cumulative dividends on the Series C Preferred Stock have not been paid or set apart for payment with respect of all prior dividend periods, the Series C Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series C Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.

In the event the Corporation shall redeem shares of Series C Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor  more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price and any accumulated and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

If a notice of redemption has been given pursuant to this Paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation’s obligation to provide funds for the payment of the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series C Preferred Stock so called for redemption.

Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

7.             Amendment of Resolution. The Board reserves the right by from time to time to increase or decrease the number of shares that constitute the Series C Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Restated Certificate of Incorporation.

8.             Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series C Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series C Preferred Stock;

(b) on a parity with shares of the Series C Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series C Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series C Preferred Stock, either as to dividend or upon  liquidation dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series C Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the holders of the Series C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

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EXHIBIT B

DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS

OF THE

5.67% CUMULATIVE PREFERRED STOCK, SERIES D

($5,000.00 initial liquidation preference per share)

OF

LEHMAN BROTHERS HOLDINGS INC.

1.             Designation and Amount; Fractional Shares. The  series of preferred stock shall be designated as the “5.67% Cumulative  Preferred Stock, Series D” (the “Series D Preferred Stock”). The Series D Preferred Stock shall be perpetual and the authorized number of shares of Series D Preferred Stock shall be forty-six thousand (46,000) shares. The Series D Preferred Stock is issuable in whole shares only.

2.             Dividends. Holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof out of funds of the Corporation legally available for payment, cumulative cash dividends at the rate of 5.67% per annum per share on the initial liquidation preference of $5,000.00 per share. Dividends on the Series D Preferred Stock shall be payable quarterly, in arrears, on February 28, May 31, August 31 and November 30 of each year, commencing August 31, 1998 (each a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall be or be declared a national or New York State holiday, or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then the Dividend Payment Date shall be the next succeeding day on which such banks shall be open. Dividends on shares of the Series D Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series D Preferred Stock. Accumulated and unpaid dividends shall not bear interest. Dividends shall be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on each record date, which shall be the 15th day of the month in which such Dividend Payment Date occurs (each of which dates being a “Dividend Payment Record Date”). Dividends payable on the Series D Preferred Stock for any full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter. Dividends shall cease to accrue on the Series D Preferred Stock on the date of their earlier redemption pursuant to Section 6, unless the Corporation shall default in providing funds for the payment of redemption price on the shares called for redemption pursuant thereto.

If, prior to 18 months after the date of the original issuance of the Series D Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends-received deduction (currently

70%) as specified in section 243(a)(1) of the Code or any successor provision (the “Dividends-Received Percentage”), the amount of each dividend payable (if declared) per share of Series D Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the “DRD Formula”), and rounding the result to the nearest cent (with one-half cent rounded up):

1- .35(1-.70)

1- .35(1-DRP)

For the purposes of the DRD Formula, “DRP” means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service (“IRS”) to the effect that such amendment does not apply to a dividend payable on the Series D Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared, the amount of the dividend payable on such Dividend Payment Date will not be increased; instead, additional dividends (the “Post Declaration Date Dividends”) equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividend-Received Percentage applicable to the dividend in question and .50) over (y) the dividend paid by the Corporation on such Dividend Payment Date, will be payable (if declared) to holders of Series D Preferred Stock on the Dividend Payment Record Date applicable to the next succeeding Dividend Payment Date or, if the Series D Preferred Stock is called for redemption prior to such Dividend Payment Record Date, to holders of Series D Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on the Series D Preferred Stock, then such amendment will not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amendment or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series D Preferred Stock (each, an “Affected Dividend Payment Date”), the Corporation will pay (if declared) additional dividends (the

“Retroactive Dividends”) to holders of Series D Preferred Stock on the Dividend Payment Record Date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders of Series D Preferred Stock on the Dividend Payment Record Date following the date of enactment) or, if the Series D Preferred Stock is called for redemption prior to such Dividend Payment Record Date, to holders of Series D Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Corporation on each Affected Dividend Payment Date. The Corporation will only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the Series D Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

Notwithstanding the foregoing, no adjustment in the dividends payable by the Corporation shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series D Preferred Stock that reduces the Dividends-Received Percentage.

In the event that the amount of dividends payable per share of the Series D Preferred Stock is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of Series D Preferred Stock.

No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in Section 8 below), with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series D Preferred Stock, dividends for all dividend payment periods of the Series D Preferred Stock ending on or before the Dividend Payment Date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series D Preferred Stock next preceding such Dividend Payment Date, on the other hand.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Series D Preferred Stock have been paid through the most recently completed quarterly dividend period for the Series D Preferred Stock, no dividends (other than in common stock of the

Corporation) may be paid or declared and set aside for payment or other distribution made upon the common stock or on any other stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends, nor may any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series D Preferred Stock outstanding to the last Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or common stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends.

3.             Liquidation Preference. The shares of Series D Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of common stock and any other stock of the Corporation ranking junior to the Series D Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of common stock or any other such junior stock, an amount equal to the liquidation preference of $5,000.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series D Preferred Stock to the date of final distribution. The holders of the Series D Preferred Stock shall not be entitled to receive the preferential amounts as aforesaid until the liquidation preference of any other stock of the Corporation ranking senior to the Series D Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the preferential amounts as aforesaid, the holders of shares of Series D Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock and Series D Preferred Stock shall be insufficient to pay in full the preferential amounts payable thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale, lease, exchange or transfer of all or any part of the Corporation’s assets shall be considered a liquidation, dissolution or winding up of the Corporation.

4.             Conversion. The Series D Preferred Stock is not convertible into, or exchangeable for, other securities or property.

5.             Voting Rights. The Series D Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series D Preferred Stock or on any Parity Preferred Stock shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series D Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set aside for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series D Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause. Any vacancy created thereby may be filled only by the affirmative vote of the holders of shares of Series D Preferred Stock voting separately as a class (together with the holders of shares of Voting Parity Stock). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series D Preferred Stock shall be entitled to ten votes for each share held (the holders of shares of any other class or series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

So long as any shares of any Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of such Series D Preferred Stock (i) authorize, create or issue any capital stock of the Corporation ranking, as to dividends or upon liquidation, dissolution or winding up, prior to such Series D Preferred Stock, or reclassify any authorized capital stock of the Corporation into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, or (ii) amend, alter or repeal the certificate of designations for such Series D Preferred Stock, or the Restated Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of such Series D Preferred Stock. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to the shares of Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights.

In exercising the voting rights set forth in this Paragraph 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of Series D Preferred Stock shall be entitled to ten votes.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series D Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6.             Redemption. The shares of Series D Preferred Stock shall not be redeemable prior to August 31, 2008. On and after such date, the Corporation, at its option, may redeem shares of the Series D Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price equal to $5,000.00 per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

The holders of shares of Series D Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation’s default in payment of the dividend due on such Dividend Payment Date.

If fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

If full cumulative dividends on the Series D Preferred Stock have not been paid or set apart for payment with respect of all prior dividend periods, the Series D Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series D Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series D Preferred Stock.

In the event the Corporation shall redeem shares of Series D Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor  more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series D Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price and any accumulated and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

If a notice of redemption has been given pursuant to this Paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation’s obligation to provide funds for the payment of the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series D Preferred Stock so called for redemption.

Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Shares of Series D Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

7.             Amendment of Resolution. The Board reserves the right by from time to time to increase or decrease the number of shares that constitute the Series D Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this

Certificate of Designations within the limitations provided by law, this resolution and the Restated Certificate of Incorporation.

8.             Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series D Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series D Preferred Stock;

(b) on a parity with shares of the Series D Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series D Preferred Stock, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series D Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series D Preferred Stock, either as to dividend or upon  liquidation dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series D Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the holders of the Series D Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series D Preferred Stock shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Corporation’s 5.94% Cumulative Preferred Stock, Series C.

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EXHIBIT C

DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS

OF THE

6.50% CUMULATIVE PREFERRED STOCK, SERIES F

($2,500.00 initial liquidation preference per share)

OF

LEHMAN BROTHERS HOLDINGS INC.

1.             Designation and Amount; Fractional Shares. The series of preferred stock shall be designated as the “6.50% Cumulative Preferred Stock, Series F” (the “Series F Preferred Stock”). The Series F Preferred Stock shall be perpetual and the authorized number of shares of Series F Preferred Stock shall be one hundred thirty-eight thousand (138,000) shares. The Series F Preferred Stock is issuable in whole shares only.

2.             Dividends. Holders of shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof out of funds of the Corporation legally available for payment, cumulative cash dividends at the rate of 6.50% per annum on the initial liquidation preference of $2,500.00 per share. Dividends on the Series F Preferred Stock shall accrue from the date of initial issuance and shall be payable quarterly, in arrears, on February 28, May 31, August 31 and November 30 of each year, commencing November 30, 2003 (each a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall be or be declared a national or New York State holiday, or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then the Dividend Payment Date shall be the next succeeding day on which such banks shall be open. Dividends on shares of the Series F Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series F Preferred Stock. Accumulated and unpaid dividends shall not bear interest. Dividends shall be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on each record date, which shall be the 15th day of the month in which such Dividend Payment Date occurs (or, if the Dividend Payment Date is postponed for any of the reasons discussed above in this paragraph, the 15th day of the month prior to such Dividend Payment Date) (each of which dates being a “Dividend Payment Record Date”). Dividends payable on the Series F Preferred Stock for any full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such a 90-day quarter. Dividends shall cease to accrue on the Series F Preferred Stock on the date of their earlier redemption pursuant to Section 6, unless the Corporation shall default in providing funds for the payment of the redemption price on the shares called for redemption pursuant thereto.

No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in Section 8 below) unless there shall also be or have been declared and paid or set apart for payment on the Series F Preferred Stock, dividends for all dividend payment periods of the Series F Preferred Stock ending on or before the Dividend Payment Date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series F Preferred Stock coinciding with or next preceding such Dividend Payment Date, on the other hand.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Series F Preferred Stock have been paid through the most recently completed quarterly dividend period for the Series F Preferred Stock, no dividends (other than in common stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the common stock or on any other stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends, nor may any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series F Preferred Stock outstanding to the last Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or common stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends.

3.             Liquidation Preference. The shares of Series F Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of common stock and any other stock of the Corporation ranking junior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series F Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of common stock or any other such junior stock, an amount equal to the liquidation preference of $2,500.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series F Preferred Stock to the date of final distribution. The holders of the Series F Preferred Stock shall not be entitled to receive the preferential amounts as aforesaid until the liquidation preference of any other stock of the Corporation ranking senior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the preferential amounts as aforesaid, the holders of shares of Series F Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred

Stock and Series F Preferred Stock shall be insufficient to pay in full the preferential amounts payable thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale, lease, exchange or transfer of all or any part of the Corporation’s assets shall be considered a liquidation, dissolution or winding up of the Corporation.

4.             Conversion. The Series F Preferred Stock is not convertible into, or exchangeable for, other securities or property.

5.             Voting Rights. The Series F Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series F Preferred Stock or on any Parity Preferred Stock shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series F Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set aside for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series F Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause. Any vacancy created thereby may be filled only by the affirmative vote of the holders of shares of Series F Preferred Stock voting separately as a class (together with the holders of shares of Voting Parity Stock). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series F Preferred Stock shall be entitled to ten votes for each share held (the holders of shares of any other class or series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

So long as any shares of any Series F Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of such Series F Preferred Stock (i) authorize, create or issue any capital stock of the Corporation ranking, as to dividends or upon liquidation, dissolution or winding up, prior to such Series F Preferred Stock, or reclassify any authorized capital stock of the Corporation into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, or (ii) amend, alter or repeal the certificate of designations for such Series F Preferred Stock, or the Restated Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of such Series F Preferred Stock. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to the shares of Series F Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights.

In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of Series F Preferred Stock shall be entitled to ten votes.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series F Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6.             Redemption. The shares of Series F Preferred Stock shall not be redeemable prior to August 31, 2008. On and after such date, the Corporation, at its option, may redeem shares of the Series F Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price equal to $2,500.00 per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

The holders of shares of Series F Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation’s default in payment of the dividend due on such Dividend Payment Date.

If fewer than all the outstanding shares of Series F Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

If full cumulative dividends on the Series F Preferred Stock have not been paid or set apart for payment with respect of all prior dividend periods, the Series F Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series F Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series F Preferred Stock.

In the event the Corporation shall redeem shares of Series F Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor  more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series F Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price and any accumulated and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

If a notice of redemption has been given pursuant to this Section 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series F Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation’s obligation to provide funds for the payment of the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series F Preferred Stock so called for redemption.

Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Shares of Series F Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

7.             Amendment of Resolution. The Board reserves the right from time to time to increase or decrease the number of shares that constitute the Series F Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Restated Certificate of Incorporation.

8.             Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series F Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series F Preferred Stock;

(b) on a parity with shares of the Series F Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series F Preferred Stock, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series F Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series F Preferred Stock, either as to dividend or upon  liquidation dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series F Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the holders of the Series F Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series F Preferred Stock shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Corporation’s 5.94% Cumulative Preferred Stock, Series C, the Corporation’s 5.67% Cumulative Preferred Stock, Series D, and any Parity Preferred Stock issued hereafter.

EXHIBIT D

DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS
OF THE
FLOATING RATE CUMULATIVE PREFERRED STOCK, SERIES G
($2,500.00 initial liquidation preference per share)

OF

LEHMAN BROTHERS HOLDINGS INC.

1.             Designation and Amount; Fractional Shares. The series of preferred stock shall be designated as the “Floating Rate Cumulative Preferred Stock, Series G” (the “Series G Preferred Stock”). The Series G Preferred Stock shall be perpetual and the authorized number of shares of Series G Preferred Stock shall be one hundred twenty thousand (120,000) shares. The Series G Preferred Stock is issuable in whole shares only.

2.             Dividends. Holders of shares of Series G Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof out of funds of the Corporation legally available for payment, cumulative cash dividends at the Applicable Rate (as defined in Section 3). Dividends on the Series G Preferred Stock shall accrue from the date of initial issuance and shall be payable monthly, in arrears, on the 15th day of each month, commencing March 15, 2004 (each a “Dividend Payment Date”), provided that if any date on which dividends would otherwise be payable shall not be a New York and London business day, then the Dividend Payment Date will be the next succeeding New York and London business day, unless such day falls in the next calendar month, in which case the Dividend Payment Date will be the immediately preceding New York and London business day. “New York business day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed. (“London business day” means any day other than a Saturday or a Sunday on which dealings in deposits in dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.)  Dividends on shares of the Series G Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared), on a daily basis, without interest, from and including the previous Dividend Payment Date to but excluding the current Dividend Payment Date (for avoidance of doubt, in each case as such Dividend Payment Date may have been postponed or accelerated as aforesaid), except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series G Preferred Stock. Accumulated and unpaid dividends shall not bear interest. Dividends shall be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on each record date, which shall be the 1st day of the month in which such Dividend Payment Date occurs (or, if the Dividend Payment Date is postponed for any of the reasons discussed above in this paragraph, the 1st day of the month prior to such Dividend Payment Date) (each of which dates being a “Dividend Payment Record Date”). Dividends payable on the Series G Preferred Stock shall be computed on the basis of a 360-day year and the actual number of days elapsed. Dividends shall cease to accrue on the Series G Preferred Stock on the date of their earlier redemption pursuant to Section 6, unless the Corporation shall default in providing funds for the payment of the redemption price on the shares called for redemption pursuant thereto.

No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in Section 8 below) unless there shall also be or have been declared and paid or set apart for payment on the Series G Preferred Stock, dividends for all dividend payment periods of the Series G Preferred Stock ending on or before the Dividend Payment Date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series G Preferred Stock coinciding with or next preceding such Dividend Payment Date, on the other hand.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Series G Preferred Stock have been paid through the most recently completed monthly dividend period for the Series G Preferred Stock, no dividends (other than in common stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the common stock or on any other stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends, nor may any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series G Preferred Stock outstanding to the last Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or common stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series G Preferred Stock as to dividends.

3.             Definition of Applicable Rate, etc. The “Applicable Rate” for any dividend period shall be a floating rate per annum of 0.75% above one-month LIBOR, but in no event will the Applicable Rate be less than 3.0% per annum. For the first dividend period, the Applicable Rate will be 3.0%. LIBOR, with respect to a dividend period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London business day immediately preceding the first day of such dividend period. The term “Telerate Page 3750” means the display on Bridge Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If LIBOR cannot be determined as described above, the Corporation will select four major banks in the London interbank market. The Corporation will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London business day immediately preceding the first day of such dividend period. These quotations will be for deposits in U.S. dollars for a one-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, LIBOR for the dividend period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Corporation will select three major banks in New York City and will then determine LIBOR for the dividend period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London business day immediately preceding the first day of such dividend period. The rates quoted will be for loans in U.S. dollars, for a one-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the Corporation are quoting rates, LIBOR for the applicable period will be the same as for the immediately preceding dividend period.

The term “dividend period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (for avoidance of doubt, in each case as such Dividend Payment Date may have been postponed or accelerated as aforesaid).

4.             Liquidation Preference. The shares of Series G Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of common stock and any other stock of the Corporation ranking junior to the Series G Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series G Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of common stock or any other such junior stock, an amount equal to the liquidation preference of $2,500.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series G Preferred Stock to the date of final distribution. The holders of the Series G Preferred Stock shall not be entitled to receive the preferential amounts as aforesaid until the liquidation preference of any other stock of the Corporation ranking senior to the Series G Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the preferential amounts as aforesaid, the holders of shares of Series G Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock and Series G Preferred Stock shall be insufficient to pay in full the preferential amounts payable thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale, lease, exchange or transfer of all or any part of the Corporation’s assets shall be considered a liquidation, dissolution or winding up of the Corporation.

5.             Conversion. The Series G Preferred Stock is not convertible into, or exchangeable for, other securities or property.

6.             Voting Rights. The Series G Preferred Stock, except as provided herein or as otherwise from time to time required by law, shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series G Preferred Stock or on any Parity Preferred Stock shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series G Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set aside for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series G Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause. Any vacancy created thereby may be filled only by the affirmative vote of the holders of shares of Series G Preferred Stock voting separately as a class (together with the holders of shares of Voting Parity Stock). If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series G Preferred Stock shall be entitled to ten votes for each share held (the holders of shares of any other class or series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

So long as any shares of any Series G Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of such Series G Preferred Stock (i) authorize, create or issue any capital stock of the Corporation ranking, as to dividends or upon liquidation, dissolution or winding up, prior to such Series G Preferred Stock, or reclassify any authorized capital stock of the Corporation into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, or (ii) amend, alter or repeal the certificate of designations for such Series G Preferred Stock, or the Restated Certificate of Incorporation of the Corporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of such Series G Preferred Stock. Any increase in the amount of authorized common stock or other authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock or the authorization, creation and issuance of other classes or series of common stock or other stock, in each case ranking on a parity with or junior to the shares of Series G Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights.

In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law or by the Corporation, each share of Series G Preferred Stock shall be entitled to ten votes.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series G Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series G Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

7.             Redemption. The shares of Series G Preferred Stock shall not be redeemable prior to February 15, 2009. On any Dividend Payment Date on and after such date, the Corporation, at its option, may redeem shares of the Series G Preferred Stock, as a whole or in part, at a redemption price equal to $2,500.00 per share, plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

The holders of shares of Series G Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation’s default in payment of the dividend due on such Dividend Payment Date.

If fewer than all the outstanding shares of Series G Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

If full cumulative dividends on the Series G Preferred Stock have not been paid or set apart for payment with respect of all prior dividend periods, the Series G Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series G Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series G Preferred Stock.

In the event the Corporation shall redeem shares of Series G Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series G Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price and any accumulated and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

If a notice of redemption has been given pursuant to this Section 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series G Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation’s obligation to provide funds for the payment of the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series G Preferred Stock so called for redemption.

Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Shares of Series G Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

8.             Amendment of Resolution. The Board reserves the right from time to time to increase or decrease the number of shares that constitute the Series G Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Restated Certificate of Incorporation.

9.             Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a) prior to shares of the Series G Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series G Preferred Stock;

(b) on a parity with shares of the Series G Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series G Preferred Stock, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series G Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series G Preferred Stock, either as to dividend or upon  liquidation, dissolution or winding up, or both, as the content may require); and

(c) junior to shares of the Series G Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the holders of the Series G Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series G Preferred Stock shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Corporation’s 5.94% Cumulative Preferred Stock, Series C, the Corporation’s 5.67% Cumulative Preferred Stock, Series D, the Corporation’s 6.50% Cumulative Preferred Stock, Series F and any Parity Preferred Stock issued hereafter.

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